13.0   CODE OF ETHICS

13.1 Applicability of Code of Ethics

This Code of Ethics applies to all AlC Supervised Persons, defined below.

13.2 Statement of General Principles

Ameritas Investment Corp. (AlC) is committed to provide brokerage services and/or investment advice with the utmost professionalism and integrity. These qualities are a vital business asset. The confidence placed in us by our clients is something that we value and should protect. AlC, including its directors, officers, employees, and representatives,

owes its clients undivided loyalty and should not engage in any activity that conflicts with the interests of any client. Doubtful situations should be resolved in favor of AlC’s clients. AlC has adopted this Code of Ethics to: ensure understanding of, and compliance with, federal, state and all other applicable securities laws; set forth a standard of business conduct which delineates the fiduciary responsibilities of both AlC and its supervised persons; specify or prohibit certain types of transactions deemed to create conflicts of interest (or the potential for or appearance of) and establish reporting requirements and enforcement procedures for these transactions.

Each AlC Supervised Person must certify in writing upon employment or engagement,

and annually thereafter, that he or she has received, understood and reviewed AlC's Code of Ethics and agrees to adhere to that policy as a condition of their employment and or association.

13.2.1

The interests of the clients are paramount and all Supervised

Persons of AlC must conduct themselves in such a manner that the interests of the clients take precedence over all others, and to prevent access to non-public information about AlC's securities recommendations, and client securities holdings and transactions,

except to those associates that need such information to perform their duties. Transactions or holdings for clients may be among other things, a purchase or sale on behalf of the client. See below definitions.

13.2.2

All personal securities transactions by Supervised Persons of AlC must be accomplished in such a way as to avoid any conflict

between the interest of AlC's clients and the interest of any

Supervised Person.

13.2.3.

All Supervised Persons of AlC must avoid actions or activities that allow personal benefit or profit from their position with regard to

AlC's clients.

.

13.3 Definitions

13.3. I

"Access Person" -. An access person is a supervised person who has access to nonpublic information regarding clients' purchase or sale of securities, is involved in making securities

recommendations to clients or who has access to such

recommendations that are nonpublic. A supervised person who has access to nonpublic information regarding the portfolio holdings of affiliated mutual funds is also an access person. Access Person also includes those people who supervise such Access Person even if such supervisor does not directly recommend or purchase the

securities themselves.

13.3.2

"Beneficial Ownership" of a security - a person is considered to be a beneficial owner of any securities in which he has a direct or indirect monetary interest or is held by his spouse, his minor children, a relative who shares his home, or other persons by reason of any contract, arrangement, understanding or relationship that provides him with sole or shared voting or investment power.

13.3.3

"Control" - means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting security is presumed to give the holder control over the company.

13.3.4

"Investment Personnel" - means all Access Persons who occupy the position of portfolio manager with respect to the clients of AlC or any separately-managed series thereof (a "Fund"), and all Access

Persons who provide or supply information and/or advice to any portfolio manager, or who execute or help execute any portfolio manager's decisions.

13.3.5

"Purchase or Sale of a Security" includes, among other things, the writing of an option to purchase or sell a security.

13.3.6

"Quarterly Personal Transaction Reporting Form"-("QPTRF")-the

form submitted to the CCO with a listing of transactions or a copy of statements to certify Personal Transactions for the prior Quarter.

13.3.7

"Security" shall have the same meaning as that set forth in the

Investment Company Act of 1940, except that it shall not include money market funds, securities issued by the Government of the

United States or an agency thereof, banker's acceptances, bank certificates of deposit, commercial paper and registered open-end mutual funds, except that all Calvert Group Funds and Summit

Funds are included in this definition of security.

13.3.8

A "Security Held or to be Acquired" by the clients means any security which, within the most recent fifteen days, (i) is or has been held by the clients or (ii) is being or has been considered by AlC for purchase by the clients.

13.3.9

A Security is "being purchased or sold" by the clients from the time when a purchase or sale has been communicated to AlC until the time when such transaction has been fully completed or terminated.

13.3.10

A "Supervised Person" - An adviser's supervised persons are its partners, officers, directors (or other persons occupying a similar status or performing similar functions) and employees, as well as any other persons who provide advice on behalf of the adviser and are subject to the adviser's supervision and control.

13.3.11

While the definition of "access person" under federal securities rules does not require all employees to submit personal securities transaction reports, AlC elects to require reporting from all supervised persons. This approach offers certainty as to whether compliance has been met by the proper individuals.

13.4 Prohibited Purchases and Sales of Securities

13.4.1

No Supervised Person shall, in connection with the purchase or sale,

directly or indirectly:

•Employ any device, scheme or artifice to defraud;

• Make any untrue statement of a material fact or omit to

state a material fact;

• Engage in any act, practice or course of business which

would operate as a fraud or deceit; or

• Engage in any manipulative practice.

13.4.2

Pre-Clearance of Transactions

Except as provided in Section 13.5, below, all Supervised Persons must pre-clear certain proposed transactions, including initial public offerings and private placements in securities with the Chief

Compliance Officer prior to proceeding with the transaction.

13.5 Additional Restrictions and Requirements

13.5.1

 No Supervised Person shall accept or receive any gift in excess of

$100 per year in value from any person or entity that does business with or on behalf of AlC.

13.5.2

No Supervised Person may accept a position as a director, trustee or general partner of a publicly-traded company unless such position has been presented to and approved by AlC and by Trusts' Board of

Trustees as consistent with the interests of the Trusts and their shareholders.

13.6 Reporting Obligation

13.61

AlC shall create and maintain a listing of all Supervised Persons and

Investment Personnel.

13.6.2

Each Supervised Person shall report to Chief Compliance Officer all transactions in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership.

Beneficial ownership is defined as the person who has equitable or legal title to such securities even though the securities may not have been registered in their names on the books of the corporation.

13.6.3

Each Supervised Person shall sign an acknowledgment at the time this Ethics Code is adopted or at the time such person becomes a

Supervised Person and on an annual basis thereafter that he/she has read, understands, and agrees to abide by, this Code of Ethics and any and all amendments to same.

13.6.4

Each Supervised Person shall report, promptly, any violations of the adviser's Code of Ethics to AlC's Chief Compliance Officer.

13.7 Reports

13.7.1 Quarterly Personal Transaction Reports-Each Supervised Person shall submit quarterly reports of personal securities transactions to AlC's Chief Compliance Officer. The

Chief Compliance Officer shall submit confidential quarterly reports with respect to his or her own personal securities transactions to an officer designated to receive his or her reports.

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates. The reports should be submitted by the

15th day at the end of each quarter to ensure compliance with the 30 day requirement.

13.7.2 Every report shall contain the following information:

• The date of the transaction, and as applicable, the

exchange symbol or CUSIP number, interest rate and

maturity date, the number of shares and the principal

amount of each security involved;

 • the title and the number of shares or the principal amount of each security involved;

• The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

• The price at which the transaction was effected;

•The name of the broker/dealer or bank with or through

whom the transaction was effected; and

•The date the report was signed and submitted and other

information as deemed necessary by the Advisory

Compliance Department on the QPTRF.

13.7.3.

In the event no reportable transactions occurred during the quarter,

no report need be submitted. Compliance will audit a percentage of supervised people to ensure that accurate reporting is being submitted.

13.7.4

Submission of quarterly brokerage statements will satisfy the listing

(Section 13.7.2) requirements noted above although they must be accompanied by the QPTRF.

13.7.5

Exempted Transactions

The following transactions are specifically exempted from the requirements:

1. transactions in shares of non-affiliated mutual funds, variable annuities, variable universal life, U.S. Treasury bills, notes, and bonds. U.S. savings bonds, bank CD's, coins or precious metals,

money market instruments-bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short term debt instruments or money market funds.

2. transactions effected pursuant to an automatic investment plan.

However, any transaction that overrides the pre-set schedule or allocations of the automatic investment plan must be included in a quarterly transaction blotter.

3. transactions in units of a unit investment trust if the unit investment trust is invested exclusively in unaffiliated mutual funds.

Transactions in securities issued by the government of the United

States.

4. transactions effected in any account over which the AlC

Supervised Person or Beneficial Owner has no direct or indirect influence or control (e.g., a blind trust or an account or trust managed by a third party with full investment discretion).

5. transactions resulting from corporate actions of a publicly traded company, such as stock dividends, stock splits, reverse stock splits,

mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

6. acquisitions through the exercise of rights issued pro rata to all holders of a class.

13.7.6

 Annual Holdings Reports-All Supervised Persons must provide to the Chief Compliance Officer a complete listing of all securities

("Holdings") owned by such person as of the effective date of employment, and thereafter must submit a revised list of such holdings to the Chief Compliance Officer as of January 15 of each subsequent year. The initial listing must be submitted within 10 days of the date upon which such person first became a Supervised Person and each update thereafter must be provided no later than 30 days after the start of the subsequent year. The information must be current as of a date no more than 45 day prior to the date the report was submitted.

13.7.7

 These reports must contain at least the following:

• The title and type of security and as applicable, the

exchange symbol or CUSJP number, the number of shares

and the principal amount of each security involved;

• The name of the broker/dealer or bank with or through

whom the supervised person maintains an account with

these holdings; and

• The date the report was signed and submitted and other

information as deemed necessary by the Advisory

Compliance Department on the Annual Holdings Report.

13.7.8

Exemptions: Any report with respect to securities held in accounts over which the supervised person has no direct or indirect influence or control.

13.7.9

Every Supervised Person shall report the name of any publicly owned company (or any company anticipating a public offering of its equity securities) and the total number of its shares beneficially owned by him or her.

13.8

Responsibilities of Access Persons under this Code of Ethics includes those provisions outlined in the Section on Insider

Trading in the Investment Advisor Manual located on

TOOLS:https:/Itools.ameritas.com/pdf/aicdocs/Ale_JAR_Policies_Manual_062006.pdf.

13.9 Review and Enforcement

AlC shall review reported personal securities transactions, brokerage statements,

and/or the clients' securities transactions to determine whether a violation of this

Code of Ethics may have occurred. Before making any determination that a violation has been committed by any person, AlC shall give such person an opportunity to supply additional explanatory material. If AlC believes that a violation of this Code of Ethics may have occurred, AlC shall submit their determination, together with any additional explanatory material(s) to the

Compliance Department, who shall make an independent determination as to whether a violation has occurred.

If the Compliance Department for the Supervised Person finds that a violation has occurred, the Compliance Officer shall impose upon the individual such sanctions as he or she deems appropriate and shall report the violation and the sanction imposed to AlC.

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